UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirements of John D. Nichols, Jr., and William J. Ashley

On January 11, 2010, the Company announced that John D. Nichols, Jr., Executive Vice President of RenaissanceRe Holdings Ltd. (the “Company”) and President of RenaissanceRe Ventures Ltd., and William J. Ashley, Senior Vice President of the Company and Chief Executive Officer and Chief Underwriting Officer of RenRe Insurance Holdings Ltd., would be retiring from their respective positions with the Company and its subsidiaries. Pursuant to the terms of their respective Separation Agreements (as defined below), in connection with their retirements, Messrs. Nichols and Ashley will be deemed to have resigned for “good reason,” effective no later than June 30, 2010, pursuant to the terms of their respective employment agreements with the Company dated July 19, 2006, filed with the Commission as Exhibits 10.6 and 10.2, respectively, to the Form 8-K filed with the Commission on July 21, 2006, each as amended pursuant to the form of amendment filed with the Commission as Exhibit 10.1 to the Form 10-Q filed with the Commission on May 2, 2008, the form of amendment filed with the Commission as Exhibit 10.2 to the Form 8-K filed with the Commission on November 25, 2008, and the form of amendment filed with the Commission as Exhibit 10.3 hereto and as described below (collectively, the “Employment Agreements”). In connection with each executive’s respective retirement, the executive and the Company entered into a Separation, Consulting, and Release Agreement (each, a “Separation Agreement”), which contains a customary mutual general release of claims. Except where noted below, the Separation Agreements contain substantially identical material terms.

Messrs. Nichols and Ashley will remain employees of the Company through June 30, 2010, or the date of an earlier termination of employment (the “Separation Date”), in accordance with the terms and conditions of their respective Employment Agreements, as modified by the Separation Agreements.

In connection with their retirements and as contemplated by the Separation Agreements, Messrs. Nichols and Ashley will be entitled to the separation payments and benefits provided by their Employment Agreements upon a resignation for “good reason.” In addition, each executive will be entitled to (i) reimbursement for reasonable costs incurred in connection with repatriating to the United States as well as use of the Company’s personal tax services for the preparation of his 2010 taxes, in accordance with the Company’s current policies and the reimbursement of certain previously submitted invoices for personal tax advisory services, and (ii) continued participation in the Company’s health plans at his sole expense until the earliest to occur of (x) the date he reaches age 65, or with respect to a covered dependant, the date such covered dependant reaches age 65, (y) the date he becomes eligible to receive coverage under another employer’s health plan, and (z) the date he breaches any term of his Separation Agreement. Mr. Nichols, having reached retirement eligibility under the Company’s applicable policies, will have up to two years to exercise any options currently held by him. Mr. Nichols will also be entitled to no less than 90 days’ notice to terminate his sublease agreement with the Company’s subsidiary in respect of his Bermuda housing, dated July 19, 2006, filed with the Commission as Exhibit 10.5 to the Form 8-K filed with the Commission on July 21, 2006. Upon termination of the sublease agreement, pursuant to the amortization schedule attached thereto, Mr. Nichols will be entitled to receive the unamortized balance as of December 31, 2010 (or the date of any earlier termination of the sublease agreement by him upon 60 days’ notice), of the improvements made to the property by him. Assuming a December 31, 2010, termination of the lease, such payment would be $696,312.

Each of the payments and benefits to which Messrs. Nichols and Ashley are entitled in connection with their retirement, including any consulting fees as discussed below, is subject to their continued compliance with the customary noncompete and nonsolicit covenants set forth in their Employment Agreements. Furthermore, the payments and benefits contemplated by the Separation Agreements that are in addition to those amounts payable upon a resignation for “good reason” in accordance with the Employment Agreements are contingent upon execution of a second “bring-down” release to be effective no earlier than the applicable Separation Date. The benefits that are subject to the execution of such “bring-down” release will be forfeited entirely upon the occurrence of a termination by the Company for “cause” or by the executive without “good reason,” in either case prior to June 30, 2010.

Subject to continued employment by the Company through June 30, 2010, each of Messrs. Nichols and Ashley will continue to provide services to the Company through December 31, 2010, as a consultant to assist in his successor’s transition. In consideration for providing these consulting services, Mr. Nichols will receive aggregate consulting fees equal to $500,000, and Mr. Ashley will receive aggregate consulting fees equal to $300,000, in each case payable in substantially equal installments on the same schedule as salary payments are made to the Company’s employees in accordance with the Company’s regular payroll schedule. In addition, each executive may continue during the consulting period to utilize the Bermuda housing and car currently provided to him (along with which he will receive any corresponding tax reimbursement benefits provided by his employment agreement).

The description of the Separation Agreements contained herein is qualified in its entirety by reference thereto, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Amendments to Employment Agreements

In anticipation of the expected grant in 2010 of performance-vested equity awards to the Company’s most senior executive team, effective January 8, 2010, the Company entered into a form of amendment (the “2010 Amendment”) to the previously approved terms of the employment agreements with such senior executives, including the named executive officers (other than our Chief Executive Officer, Neill A. Currie, whose amendment is described separately below), which employment agreements are based on the form of employment agreement filed with the Commission as Exhibit 10.2 to the Form 8-K filed with the Commission on July 21, 2006, as amended pursuant to the form of amendment filed with the Commission as Exhibit 10.1 to the Form 10-Q filed with the Commission on May 2, 2008, and the form of amendment filed with the Commission as Exhibit 10.2 to the Form 8-K filed with the Commission on November 25, 2008. The 2010 Amendment concerns the treatment of performance-vested equity awards upon a termination of employment and recent changes in U.S. tax laws affecting the payment of deferred compensation by businesses located in Bermuda. A copy of the 2010 Amendment is attached hereto as Exhibit 10.3 and is incorporated herein by reference. Notwithstanding the above description, the employment agreement with Jeffrey D. Kelly, our Chief Financial Officer, dated June 10, 2009, filed with the Commission as Exhibit 10.2 to the Form 8-K filed with the Commission on June 15, 2009, contained upon its execution provisions substantially similar to those set forth in the 2010 Amendment. Therefore, the amendment to Mr. Kelly’s employment agreement contains only those provisions that are necessary to bring Mr. Kelly’s employment agreement into full alignment with the provisions contained in the 2010 Amendment. Because no benefits provided by Mr. Kelly’s employment agreement are subject to Section 457A (described below), neither Mr. Kelly’s employment agreement nor the amendment thereto contains any of the Section 457A-related provisions contained in the 2010 Amendment and described below. A copy of the amendment to Mr. Kelly’s employment agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Treatment of Equity Awards Upon Death, a Termination of Employment due to Disability, a Termination of Employment by the Company Without “Cause,” and a Termination of Employment by the Executive for “Good Reason”

The 2010 Amendment also provides for revisions of the terms of the executive officers’ employment agreements insofar as they relate to the vesting of equity awards upon certain terminations of employment or a change in control. The pre-amendment agreements provide that upon an executive’s death, a termination due to the executive’s disability, a termination by the Company without “cause,” or a voluntary termination for “good reason,” all equity awards then held by the executive will vest in full. Pursuant to the 2010 Amendments, upon the occurrence of such an event, (i) the treatment of time-vested equity awards will remain unchanged, (ii) performance-vested restricted shares for which the performance period has ended (but for which the service period has not) will vest in full based on actual performance, and (iii) a pro-rata portion of the performance-vested restricted shares that remain subject to the continued attainment of performance goals, based on the number of days worked in the performance period, will vest immediately assuming target level performance regardless of whether target level performance is actually achieved. Upon a change in control of the Company through which an executive remains employed by the Company, the treatment of time-vested equity awards will remain unchanged, and all performance-vested awards will vest immediately based upon target level attainment of the applicable performance goals, or if greater, based upon pro-forma performance over the entire performance period extrapolated from the performance run rate through the end of the fiscal year immediately preceding the year in which such change in control occurred.

In addition, in alignment with Mr. Currie’s employment agreement, which provides for an extended exercise period of up to two years for options held by him upon an involuntary termination by the Company without “cause” or a voluntary termination for “good reason,” the 2010 Amendment provides that upon such a termination of a named executive officer other than Mr. Currie, all options then held by the terminated executive will remain exercisable for up to six months following such termination.

Treatment of Equity Awards in Connection with Retirement

In recognition of an executive’s continued service through his retirement eligibility date (as defined by the Company’s retirement policies), the 2010 Amendment provides for certain vesting events to occur in connection with an executive’s achieving retirement eligibility and upon his ultimate retirement (which is a voluntary resignation without “good reason” following the executive’s retirement eligibility date).

Upon achieving retirement eligibility, all time-vested restricted shares then held by the executive for at least one year will vest immediately in full, subject to a continued holding period through the original vesting date(s) (other than as necessary to satisfy any taxes incurred in connection with such vesting event). All performance-vested restricted shares then held by the executive will no longer be subject to any continued service requirement, and will continue to vest based upon the actual attainment of performance goals, subject to an earlier forfeiture upon a termination by the Company for “cause.”

In alignment with Mr. Currie’s employment agreement, which provides for an extended exercise period of up to five years for options held by him for at least one year upon his retirement, upon the retirement of a named executive officer other than Mr. Currie, the 2010 Amendment provides that (i) options that have been held by the retiring executive for at least one year will continue to vest (if then unvested) notwithstanding such retirement, and will remain exercisable for up to two years following such retirement or vesting date, if later, (ii) all time-vested restricted shares will be forfeited (which treatment is unchanged from the pre-amendment agreements), (iii) performance-vested restricted shares for which the performance period has ended (but for which the service period has not) will vest in full based on actual performance, and (iv) a pro-rata portion of the performance-vested restricted shares that remain subject to the continued attainment of performance goals, based on the number of days worked in the performance period, will continue to vest during the applicable performance period(s) then remaining, based on the actual level of attainment of such performance goals.

Tax-Related Provisions

Section 457A of the U.S. Internal Revenue Code (“Section 457A”) generally requires a taxpayer to include in gross income any deferred compensation attributable to services performed after 2008 and payable by, among others, certain non-U.S. corporations (such as the Company), at the time the taxpayer’s rights to the compensation are no longer conditioned upon the future performance of substantial services, unless such amount is received within 12 months following the end of the year in which the taxpayer’s rights to the compensation are no longer conditioned upon the future performance of substantial services, and provides a limited grandfather provision with respect to deferred compensation attributable to services performed before 2009, with such amounts generally to be taken into income no later than 2017. Because a portion of each executive’s contractually provided severance benefits representing a percentage of base salary at the time of termination, which the Company views as consideration for the restrictive covenants contained in the employment agreements (referred to herein as “vested non-compete consideration”), is considered to be deferred compensation that is not conditioned upon the future performance of substantial services for purposes of Section 457A, and therefore must be included in an employee’s taxable income no later than 2017, the Company entered into certain Section 457A amendments in 2008 with its executives (the “2008 Amendments”), in reliance on grandfather relief under the statute, in order to avoid a situation where an employee would be required to recognize taxable income prior to the time that the actual payment was made. Subsequent to the execution of the 2008 Amendments, the U.S. Treasury Department released additional guidance that further limited the grandfather relief to apply to only that portion of the executive’s vested non-compete consideration that is based on his base salary as of December 31, 2008. Accordingly, the 2010 Amendment, which operates in a similar manner to the 2008 Amendments with respect to the vested non-compete consideration, bases the amount of severance on the executive’s 2008 base salary. To preserve the economics contracted to by the Company with each such executive upon the original execution of the employment agreements, while providing for compliance with Section 457A and eliminating adverse tax consequences to the executive, the 2010 Amendments also provide for yearly pre-payments of any increases in the non-compete consideration to which an executive would become entitled upon a future termination of employment in respect of any salary increase after 2008. (Where an executive’s employment agreement provides for a severance multiple greater than 1x, such executive’s 2010 Amendment likewise reflects such greater multiple, but is otherwise identical to the form of amendment attached hereto.) These pre-payments will be subject to the same clawback and forfeiture provisions as the vested non-compete consideration.

Amendment to Mr. Currie’s Employment Agreement

Effective January 8, 2010, the Company and Mr. Currie entered into an amendment to Mr. Currie’s current employment agreement, dated as of February 19, 2009, filed with the Commission as Exhibit 10.2 to the Form 8-K filed with the Commission on February 25, 2009. The purpose and intent of the amendment to Mr. Currie’s employment agreement, attached hereto as Exhibit 10.5 and incorporated herein by reference, is principally to implement the provisions of Mr. Currie’s employment agreement that contemplate the grant of a performance-based equity award in February 2010, and to align the structure of Mr. Currie’s previously-contracted performance equity award with the service- and performance-based vesting terms the Company has subsequently determined will apply to the annual long-term equity incentive awards to be granted to other named executive officers in the future.

Mr. Currie’s February 2009 employment agreement provided that the period for the service- and performance-based vesting components of the special performance-based equity award would, with respect to one third of the restricted shares granted as part of the special equity award, continue through February 22, 2012, and would, with respect to the remaining two thirds, continue through February 22, 2014. The amendment to Mr. Currie’s employment agreement provides instead that Mr. Currie’s special performance-based equity award will vest with respect to the performance conditions in four equally weighted one-year tranches on a calendar-year basis commencing with calendar year 2010, in the same manner as the other named executive officers’ performance-vested awards. Mr. Currie’s special equity award will also be subject to the same vesting treatment upon a termination of employment or a change in control of the Company as a named executive officer’s performance-vested restricted shares, as described above.

In addition, the amendment extends from one to five years the maximum period during which Mr. Currie’s options may be exercised following his death or a termination due to his disability. Mr. Currie’s employment agreement amendment also contains the same tax-driven provisions relating to Section 457A as described above with respect to the 2010 Amendment for the other named executive officers.

Item 8.01.	Other Events.

On January 11, 2010, the Company issued a press release in connection with the management restructuring described under Item 5.02 above. The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1	Separation, Consulting, and Release Agreement by and between RenaissanceRe Holdings Ltd. and John D. Nichols, Jr.

10.2	Separation, Consulting, and Release Agreement by and between RenaissanceRe Holdings Ltd. and William J. Ashley

Exhibit #	Description

10.3	Form of Amendment No. 3 to the Amended and Restated Employment Agreement for Named Executive Officers (other than Mr. Currie)

10.4	Amendment No. 1 the Employment Agreement with Jeffrey D. Kelly

10.5	Amendment No. 1 to the Further Amended and Restated Employment Agreement with Neill A. Currie

99.1	Press Release, dated January 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: January 14, 2010	By:	/S/ STEPHEN H. WEINSTEIN
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel, and Corporate Secretary

INDEX TO EXHIBITS

Exhibit #	Description

10.1	Separation, Consulting, and Release Agreement by and between RenaissanceRe Holdings Ltd. and John D. Nichols, Jr.

10.2	Separation, Consulting, and Release Agreement by and between RenaissanceRe Holdings Ltd. and William J. Ashley

10.3	Form of Amendment No. 3 to the Amended and Restated Employment Agreement for Named Executive Officers (other than Mr. Currie)

10.4	Amendment No. 1 the Employment Agreement with Jeffrey D. Kelly

10.5	Amendment No. 1 to the Further Amended and Restated Employment Agreement with Neill A. Currie

99.1	Press Release, dated January 11, 2010

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